PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	November 3,	October 28,	November 3,	October 28,
	2013	2012	2013	2012
Net sales	$106,009	$104,219	$422,180	$450,439
Costs and expenses:
Cost of sales	(79,334)	(79,922)	(322,540)	(338,519)
Selling, general and administrative	(12,928)	(11,396)	(48,213)	(46,706)
Research and development	(6,378)	(5,264)	(20,758)	(19,371)
Consolidation, restructuring and related charges	-	(246)	-	(1,428)
Operating income	7,369	7,391	30,669	44,415
Other expense, net	(1,384)	(1,623)	(3,864)	(3,767)
Income before income taxes	5,985	5,768	26,805	40,648
Income tax provision	(1,072)	(1,551)	(7,229)	(10,793)
Net income	4,913	4,217	19,576	29,855
Net income attributable to noncontrolling interests	(73)	(384)	(1,610)	(1,987)
Net income attributable to Photronics, Inc. shareholders	$4,840	$3,833	$17,966	$27,868

Earnings per share:
Basic	$0.08	$0.06	$0.30	$0.46
Diluted	$0.08	$0.06	$0.29	$0.44

Weighted-average number of common shares outstanding
Basic	61,058	60,196	60,644	60,055
Diluted	61,962	61,052	61,599	76,464